EXHIBIT 99.1

Air Methods Reports Third Quarter 2016 Results

DENVER, Nov. 03, 2016 (GLOBE NEWSWIRE) -- Air Methods Corporation (Nasdaq:AIRM), the global leader in air medical transportation, today reported financial results for the quarter ended September 30, 2016.

Third Quarter 2016 Results:

  Revenue of $311.0 million was flat compared to $311.3 million for the third quarter of 2015.
  Diluted earnings per share from continuing operations of $0.82, compared to $1.16 for the third quarter of 2015, a decrease of 29.3%.
  EBITDA from continuing operations of $81.8 million, compared to $105.2 million for the third quarter of 2015, a decrease of 22.2%.
  The company repurchased 1,694,500 shares in the third quarter.

Aaron Todd, CEO of Air Methods, stated, “Patient transports were below expectations in the quarter which impacted earnings. The Company has worked to improve its base transport utilization and to optimize its cost structure by closing and consolidating bases and adding sales resources. These changes have had the desired effect in October as preliminary same-base transports increased approximately 1.2%. We will consider other measures as appropriate.”

“Despite the challenging environment, there were a number of encouraging results to highlight in the quarter. In the Air Medical Services division, Tri-State’s performance improved sequentially, and another hospital base converted to the community base model. Additionally, the recovery in the Tourism division continued with passenger volumes growing 2.6% and segment EBITDA increasing 7.9%.”

Peter Csapo, CFO of Air Methods, added, “In the third quarter, we made significant progress on one of our highest priorities, achieving a sequential reduction in days sales outstanding of 14 days, which led to record quarterly operating cash flow of $81.0 million compared to $17.8 million in the prior year quarter.”

Third Quarter Performance by Segment

For the third quarter, Air Medical Services (AMS) revenue increased 0.4% to $267.7 million compared to $266.8 million in the prior-year quarter. The acquisition of Tri-State Care Flight (TSCF) added $14.0 million in revenues. Excluding TSCF, revenues declined 4.9%. Key operating statistics include:

	3Q16	3Q15	YOY Change (%)
Transports	18,478	17,330	6.6%
Transports + Weather Cancellations	25,085	22,794	10.1%
Same-Base Transports (SBTs)	15,352	16,764	(8.4%)
SBT + Weather Cancellations	21,084	22,101	(4.6%)
Net Revenue per Transport	$12,421	$12,839	(3.3%)

Flight center and aircraft operations expenses increased 15.7% to $154.5 million in the current quarter compared to $133.5 million in the prior year quarter. TSCF added $9.4 million in flight center and aircraft operations expenses. Excluding TSCF, these expenses increased 8.6% despite revenues declining 4.9% for the corresponding AMS operations. AMS segment EBITDA decreased 22.5% to $83.9 million compared to $108.2 million for the third quarter of 2015. On a stand-alone basis, TSCF lost $0.2 million (pre-tax) in the quarter. This does not include the positive contribution from transports retained at consolidated bases. Including retained transports, the Company estimates TSCF added $0.01 in diluted EPS in the quarter and $0.06 in diluted EPS year-to-date.

Tourism revenues increased 7.1% to $38.8 million in the current quarter compared to $36.2 million in the prior-year quarter. Total passengers increased 2.6% to 137,595 during the current quarter compared to 134,157 in the prior-year quarter. Total revenue per passenger increased 4.4% to $282 in the current quarter compared to $270 in the prior-year quarter. Tourism operating expenses increased 9.7% to $24.7 million in the current quarter compared to $22.5 million in the prior-year quarter. Tourism segment EBITDA increased 7.9% to $9.8 million in the current quarter compared to EBITDA of $9.1 million in the prior-year quarter.

United Rotorcraft’s external revenue declined by 45.9% to $4.5 million in the current quarter compared to $8.4 million in the prior-year quarter. Its segment EBITDA declined to just above breakeven from $2.1 million in the prior year period.

Basic and diluted earnings per share from continuing operations for the nine-month period ended September 30, 2016 and the three- and nine-month periods ended September 30, 2015 decreased by $0.02 for an adjustment to the value of equity put options related to both of our redeemable non-controlling interests in consolidated subsidiaries. While net income on the consolidated statement of comprehensive income is not decreased for the valuation adjustment, earnings per share are required to be calculated after decreasing net income for the change in valuation. Basic and diluted earnings per share in the quarter ended September 30, 2016 were not impacted by the adjustment.

Share Repurchase Program

During the third quarter, the Company repurchased 1.7 million shares for $58.1 million bringing the total number and dollar amount of shares repurchased since the program was initiated to 3.1 million and $109.9 million, respectively. The company presently has $90.1 million remaining on its authorized program.

4Q16 Update

The Company also provided an update on preliminary October 2016 air medical and tourism flight volume.

Air Medical	Oct-16	Oct-15	YOY Change (%)
Transports	6,499	5,842	11.2%
Transports + Weather Cancellations	8,013	7,527	6.5%
Same-Base Transports (SBTs)	5,402	5,340	1.2%
SBT + Weather Cancellations	6,728	6,915	-2.7%
Tourism	Oct-16	Oct-15	YOY Change (%)
Passengers	41,293	40,832	1.1%

2016 Outlook
Due to the softness in air medical volumes, the Company believes EBITDA in the mid-$300 million range in 2016 is no longer achievable.

Other

The company identified an immaterial accounting error in its historical financial statements that had no impact on the income statement in 2016 but did result in minor adjustments to the balance sheet and income statement in prior periods. Additional details will be available in the 10-Q.

Third Quarter 2016 Conference Call

The Company will discuss these results in a conference call scheduled today at 4:30 p.m. Eastern. Interested parties can access the call by dialing (855) 601-0049 (domestic) or (720) 398-0100 (international) or by accessing the web cast at www.airmethods.com. A replay of the call will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international), access number 5511261, for 3 days following the call and the web cast can be accessed at www.airmethods.com for 30 days. Concurrently, the Company will post a financial supplement that contains final operating statistics on its website, www.airmethods.com.

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

Forward Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are “forward-looking statements”, including statements we make with regard to (i) expected financial results for fiscal year 2016; and (ii) preliminary results of community-based transports, same-base transports and weather cancellations and tourism passengers for October 2016, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to, the Company’s completion of its fourth quarter closing and review procedures, the size, structure and growth of the Company's air medical services, United Rotorcraft Division and Tourism Division; the collection rates for patient transports; collection of future price increases for patient transports; requests for air medical services; shifts in payer mix resulting in a decrease of the number of privately insured transports, execution of the integration plan for Tri-State Care Flight; the continuation and/or renewal of air medical service contracts; general trends in the health care industry; weather conditions across the U.S.; development and changes in laws and regulations, including, without limitation, increased regulation of the health care and aviation industry through legislative action and revised rules and standards; and other matters set forth in the Company's filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Peter P. Csapo, Chief Financial Officer, (peter.csapo@airmethods.com). Please contact Christina Brodsly at (christina.brodsly@airmethods.com) to be included on the Company’s e-mail distribution list.

– FINANCIAL STATEMENTS ATTACHED –

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	September 30, 2016	December 31, 2015

ASSETS

Current assets:
Cash and cash equivalents	$7,417	5,808
Trade receivables, net	385,747	360,542
Other current assets	107,976	91,251

Total current assets	501,140	457,601

Net property and equipment	872,792	799,656
Other assets, net	428,989	278,693

Total assets	$1,802,921	1,535,950

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable related to aircraft pending long-term financing	$7,229	2,955
Current portion of indebtedness	72,963	58,304
Accounts payable, accrued expenses and other	102,119	87,211

Total current liabilities	182,311	148,470

Long-term indebtedness	855,464	635,615
Other non-current liabilities	214,179	179,129

Total liabilities	1,251,954	963,214

Redeemable non-controlling interests	-	8,550

Total stockholders' equity	550,967	564,186

Total liabilities and stockholders' equity	$1,802,921	1,535,950

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2016	2015	2016	2015

Revenue:
Patient transport revenue, net	$229,906	222,842	643,048	561,670
Air medical services contract revenue	34,563	40,329	102,382	119,743
Tourism revenue	38,781	36,212	98,242	98,877
Product operations	4,536	8,379	18,899	16,966
Dispatch and billing service revenue	3,226	3,580	10,411	10,739
Total revenue	311,012	311,342	872,982	807,995

Expenses:
Operating expenses	189,094	168,830	532,859	485,663
General and administrative	41,079	39,351	120,463	108,698
Depreciation and amortization	23,587	20,884	69,652	62,082
	253,760	229,065	722,974	656,443

Operating income	57,252	82,277	150,008	151,552

Interest expense	(8,146)	(4,893)	(23,854)	(15,041)
Other, net	585	(266)	1,359	1,270

Income from continuing operations before income taxes	49,691	77,118	127,513	137,781

Income tax expense	(19,077)	(30,235)	(49,494)	(53,843)

Income from continuing operations	30,614	46,883	78,019	83,938

Loss on discontinued operations, net of income taxes	-	(29)	-	(378)

Net income	30,614	46,854	78,019	83,560

Income attributable to redeemable non-controlling interests	-	202	(30)	684

Net income attributable to Air Methods Corporation and subsidiaries	$30,614	46,652	78,049	82,876

Income per common share:
Basic
Continuing operations	$0.82	1.17	2.03	2.10
Discontinued operations	-	-	-	(0.01)
Diluted
Continuing operations	$0.82	1.16	2.02	2.09
Discontinued operations	-	-	-	(0.01)

Weighted average common shares outstanding - basic	37,354,787	39,293,453	38,181,918	39,276,062
Weighted average common shares outstanding - diluted	37,413,828	39,420,354	38,260,743	39,408,239

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Nine Months Ended
	September 30,

	2016	2015

Cash flows from operating activities:
Net income	$78,019	83,560
Loss from discontinued operations, net of income taxes		378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,652	62,082
Deferred income tax expense	37,878	4,376
Stock-based compensation	5,129	5,733
Amortization of debt issuance costs	929	697
Loss on disposition of assets	564	2,876
Unrealized loss on derivative instrument	(531)	369
Loss from equity method investee	395	1,193
Changes in assets and liabilities, net of effects of acquisitions	(18,732)	(35,053)

Net cash provided by continuing operating activities	173,303	126,211
Net cash used by discontinued operating activities	-	(100)
Net cash provided by operating activities	173,303	126,111

Cash flows from investing activities:
Acquisition of subsidiaries	(225,519)	-
Acquisition of property and equipment	(74,025)	(95,494)
Payments for hospital contract conversions	-	(43,481)
Buy-out of previously leased aircraft	(13,123)	(9,519)
Proceeds from disposition of equipment	6,209	3,642
Decrease (increase) in other assets	(3,194)	(11,597)

Net cash used by continuing investing activities	(309,652)	(156,449)
Net cash provided (used) by discontinued investing activities	-	25
Net cash used by investing activities	(309,652)	(156,424)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	803	409
Purchases of common stock	(96,424)	-
Net borrowings (payments) under line of credit	15,000	-
Payments for financing costs	(73)	(4,472)
Proceeds from long-term debt	276,000	105,525
Payment of long-term debt and capital lease obligations	(57,348)	(69,351)

Net cash provided (used) by continuing financing activities	137,958	32,111
Net cash provided (used) by discontinued financing activities	-	-
Net cash provided (used) by financing activities	137,958	32,111

Increase (decrease) in cash and cash equivalents	1,609	1,798

Cash and cash equivalents at beginning of period	5,808	13,165

Cash and cash equivalents at end of period	$7,417	14,963

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income attributable to Air Methods Corporation and subsidiaries	$30,614	46,652	$78,049	82,876
Loss on discontinued operations, net of income taxes	-	(29)	-	(378)
Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	30,614	46,681	78,049	83,254

Interest expense *	8,146	4,857	23,854	14,920
Income tax expense *	19,077	30,235	49,494	53,843
Depreciation and amortization *	23,587	20,783	69,652	61,800
Loss on disposition of assets, net *	386	2,607	564	2,876

EBITDA from continuing operations	$81,810	105,163	$221,613	216,693

* Excludes amounts attributable to redeemable non-controlling interests

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF AIR MEDICAL SERVICES DIVISION NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income attributable to Air Methods Corporation and subsidiaries	$57,333	85,909	$159,771	164,507
Loss on discontinued operations, net of income taxes	-	(29)	-	(378)
Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	57,333	85,938	159,771	164,885

Interest expense	6,488	3,747	19,090	11,169
Income tax expense	-	-	-	-
Depreciation and amortization	19,808	17,412	58,373	52,026
Loss (gain) on disposition of assets, net	252	1,085	(106)	1,360

EBITDA from continuing operations	$83,881	108,182	$237,128	229,440

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF TOURISM DIVISION NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	$6,255	4,900	$8,739	9,645

Interest expense *	1,070	747	3,185	2,318
Income tax expense *	-	-	-	-
Depreciation and amortization *	2,317	1,901	6,898	5,509
Loss on disposition of assets, net *	141	1,522	684	1,516

EBITDA from continuing operations	$9,783	9,070	$19,506	18,988

* Excludes amounts attributable to redeemable non-controlling interests

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF UNITED ROTORCRAFT DIVISION NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net income (loss) from continuing operations attributable to Air Methods Corporation and subsidiaries	$(824)	1,182	$281	2,095

Interest expense	-	-	-	-
Income tax expense	-	-	-	-
Depreciation and amortization	853	873	2,598	2,529
Loss on disposition of assets, net	-	-	-	-

EBITDA from continuing operations	$29	2,055	$2,879	4,624